UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 15, 2005
DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     On December 16, 2004, the Board of Directors adopted the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, effective January 1, 2005 (“2005 Plan”). On December 15, 2005, the Board of Directors adopted an amendment and restatement of the 2005 Plan, effective January 1, 2006 (“Restated Plan”). The Restated Plan is substantially similar to the original 2005 Plan with most changes intended to evidence good faith compliance with the American Jobs Creation Act of 2004 and Internal Revenue Code Section 409A and the guidance issued by the Internal Revenue Service thereunder (“Act”). Only non-employee directors are eligible to participate in the Restated Plan.
     Under the Restated Plan, as under the 2005 Plan, non-employee directors may elect in advance to defer the receipt of 0%, 50% or 100% of either or both of the cash and stock components of their retainer compensation. The deferred amounts are converted into deferred stock units and are distributed, after termination of service on the Board of Directors, in the form of shares of Del Monte common stock. Such distribution is made, at the participant’s election, either in a lump sum or in equal annual installments over not more than fifteen years.
     The annual retainer for non-employee directors is paid quarterly after the end of each fiscal quarter of the Company. The Restated Plan changed the period for which director compensation is deferred from a calendar year basis to a four-consecutive fiscal quarter basis. The initial deferral period under the Restated Plan will be from January 1, 2006 through January 28, 2007. Thereafter, the deferral period will be from the first day of the fourth fiscal quarter of the Company to the last day of the third fiscal quarter. Enrollment for each deferral period will be no later than the December 31 preceding the deferral period. Accordingly, non-employee directors are first able to make elections by December 31, 2005 with respect to their retainer compensation under the Restated Plan, which elections will relate to the period from January 1, 2006 through January 28, 2007, by executing a Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan — Plan Agreement — 2006. As under the 2005 Plan, deferred stock units issued in connection with deferrals made under the Restated Plan, as well as any shares distributed in respect thereof, are issued under the Del Monte 2002 Stock Incentive Plan.
     Newly elected or appointed directors may enroll on the date of their election, with their deferral covering retainer compensation for the remainder of the deferral period. New directors may also enroll within thirty days of their election, but in such event such deferral will only cover any retainer compensation for the remaining full fiscal quarters in the deferral period.
     Changes made to the 2005 Plan through adoption of the Restated Plan for compliance with the Act include: (1) automatic cancellation of a director’s deferral election for the remainder of a deferral period when a hardship withdrawal is made; (2) elections to change the form of payment (lump sum or installments) or to change the time of payment so long as the payout is delayed by at least five years from the date the benefit otherwise would have been paid ; (3) limitations on plan termination generally related to corporate dissolution or bankruptcy, change in control (as defined by Code Section 409A), or termination of all similar arrangements with no new plan for five years; (4) delay of payment as permitted under the Act, including if payment would violate Federal securities or other laws; and (5) acceleration of payment for domestic relations orders, payment of FICA taxes or inclusion in income on account of the Act. Under the Act, more guidance is anticipated during 2006 and the 2005 Plan may be further amended for compliance with the Act through December 31, 2006.
     The foregoing summary of the material provisions of the Restated Plan and the related Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan — Plan Agreement — 2006 do not purport to be complete and are qualified in their entirety by reference to the Restated Plan and form agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01.     Financial Statements and Exhibits
(c)  Exhibits.

Exhibit	Description

10.1	Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, as amended and restated December 15, 2005 **

10.2	Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan — Plan Agreement — 2006**

** indicates a management contract or compensatory plan or arrangement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: December 16, 2005	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, as amended and restated December 15, 2005 **

10.2	Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan — Plan Agreement — 2006**

** indicates a management contract or compensatory plan or arrangement

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